DIALYSIS CORPORATION OF AMERICA
                                  Reports
         Fourth Quarter and Year Ended December 31, 2005 Results

Linthicum, Maryland, February 13, 2006 - Dialysis Corporation of America (NASDAQ-DCAI) announces financial results for the fourth quarter and year ended December 31, 2005. Operating revenues for the fourth quarter of 2005 were $12,157,000 compared to $11,792,000 for the same period last year. Net income for the quarter was $594,000 or $.06 per share ($.06 diluted per share) compared to $762,000 or $.09 per share ($.08 diluted per share) for the same period last year. Operating revenues for 2005 were $45,392,000 compared to $40,986,000 for 2004. Net income for 2005 was $1,900,000 or $.22 per share ($.20 diluted per share) compared to $2,214,000 or $.27 per share ($.25 diluted per share) for 2004.

Financial and operating highlights:

* Our revenues and patient census continued to grow at a healthy level in both mature and early stage centers.

* Our earnings per share, both for the quarter and year, met or exceeded expectations, in spite of additional costs associated with new facilities, which were approximately $422,000 for the fourth quarter.

* We completed the merger with our former parent, Medicore, which consolidation provided additional capital to the company, increased our float, and put control of our voting equity into the hands of our public shareholders.

* We established a $15,000,000 revolving line of credit with KeyBank, further ensuring our ability to pursue and complete our expansion plans for the year ahead.

* Three new dialysis centers were added to our operations during 2005, with an additional six centers under development at the end of the year.

* Our clinical performance continued to improve, with results in anemia management, adequacy of dialysis (Kt/v), and vascular access all above the national averages.

Stephen Everett, President and Chief Executive Officer, stated, "2005 proved to be another milestone for our company. While we experienced anticipated costs associated with the opening of new centers, our financial health remains solid, and the stage is set for continued growth and financial prosperity as we enter 2006. With six new centers under development and a pipeline that is anticipated to provide additional dialysis facilities in the year ahead, our immediate goal of 2,000 patients is nearing achievement. The continued preservation of a culture that has made our company stand apart, our outstanding clinical performance that continues year after year, and our ever improving operating systems, have positioned Dialysis Corporation of America extremely well for the future."

Dialysis Corporation of America currently owns or manages 26 free standing kidney hemodialysis centers in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia, providing patients with a full range of quality in-center, and at-home hemodialysis services, as well as providing in-hospital services in many of our markets. With the completion of the six centers under development, the company will have 32 facilities in operation.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, growth and profitability not being able to be maintained, delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment, development and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of the company's dialysis facilities can mature to provide profitability, the extensive regulation of dialysis operations, government rate determination for Medicare reimbursement, and other risks detailed in the company's filings with the Securities and Exchange Commission, particularly as described in the company's proxy statement/prospectus dated August 12, 2005, and in its annual report on Form 10-K/A1 for the fiscal year ended December 31, 2004.

Other Dialysis Corporation of America press releases, corporate profile, corporate governance materials, quarterly and current reports, and other filings with the Securities and Exchange Commission are available on Dialysis Corporation of America's internet home page:
http://www.dialysiscorporation.com.

CONTACT: For additional information, you may contact Stephen Everett, President and CEO of Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090; Telephone No. (410) 694-0500.

                                       -more-

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               DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        Year Ended December 31,
                                             -----------------------------------------
                                                 2005           2004          2003
                                                 ----           ----          ----
Operating revenues:
  Sales:
    Product sales                            $   206,941    $       ---    $       ---
    Medical services revenue                  44,686,579     40,449,562     29,676,388
          Total sales                         44,893,520     40,449,562     29,676,388
                                             -----------    -----------    -----------
  Other income                                   498,257        536,434        320,580
                                             -----------    -----------    -----------
                                              45,391,777     40,985,996     29,996,968
                                             -----------    -----------    -----------

Cost and expenses:
  Cost of sales:
    Cost of product sales                        119,327            ---            ---
    Cost of medical services                  27,859,804     23,545,586     18,220,891
                                             -----------    -----------    -----------
          Total cost of sales                 27,979,131     23,545,586     18,220,891
  Selling, general and administrative
      expenses                                13,455,701     12,088,521      9,357,552
  Provision for doubtful accounts                571,016      1,197,905        289,582
                                             -----------    -----------    -----------
                                              42,005,848     36,832,012     27,868,025
                                             -----------    -----------    -----------

Operating income                               3,385,929      4,153,984      2,128,943

Other income (expense):
Interest income officer/director note              5,527          4,193          3,972
Interest expense to former parent company       (157,591)       (55,996)        (1,633)
Other income, net                                217,821         86,753         75,850
                                             -----------    -----------    -----------
                                                  65,757         34,950         78,189
                                             -----------    -----------    -----------
Income before income taxes, minority
  interest and equity in affiliate earnings    3,451,686      4,188,934      2,207,132

Income tax provision                           1,426,552      1,576,292        878,211
                                             -----------    -----------    -----------

Income before minority interest and
  equity in affiliate earnings                 2,025,134      2,612,642      1,328,921

Minority interest in income
  of consolidated subsidiaries                  (454,214)      (681,385)      (223,291)

Equity in affiliate earnings                     328,732        282,946         44,354
                                             -----------    -----------    -----------

          Net income                         $ 1,899,652    $ 2,214,203   $  1,149,984
                                             ===========    ===========   ============

Earning per share:

   Basic                                        $.22           $.27            $.15
                                                ====           ====            ====
   Diluted                                      $.20           $.25            $.13
                                                ====           ====            ====